Exhibit 10.2

ANALEX CORPORATION

FIRST AMENDMENT TO

SUBORDINATED NOTE AND SERIES A CONVERTIBLE PREFERRED

STOCK PURCHASE AGREEMENT

This First Amendment to Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement (this “Amendment”), dated as of September 30, 2003, is by and among Analex Corporation, a Delaware corporation (the “Company”), and the purchasers listed on the signature pages hereto, each of which is herein referred to as a “Purchaser” and, collectively, as the “Purchasers”.

RECITALS

WHEREAS, the Company and the Purchasers entered into that certain Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement dated July 18, 2003 (the “Purchase Agreement”).

WHEREAS, capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, the Company and the Purchasers desire to amend the Purchase Agreement in the manner described below.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1. Purchase Agreement, Section 15.18. The first sentence of Section 15.18 of the Purchase Agreement is hereby deleted and replaced with the following three sentences:

“This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to or on the Closing Date by the Purchasers if approval of the transactions contemplated hereby is not obtained by the Company from its stockholders prior to November 18, 2003. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to or on the Closing Date by the Company if approval of the transactions contemplated hereby is not obtained by the Company from its stockholders prior to December 31, 2003. For the avoidance of doubt, if the Company terminates this Agreement pursuant to the terms of this Section 15.18, the Purchasers shall not be required to pay the Break Up Fee pursuant to the terms of Section 15.17.”

2. Purchase Agreement, Exhibit T. Exhibit T to the Purchase Agreement is hereby deleted and replaced in its entirety with Exhibit T attached hereto.

3. Effectiveness of Amendment. This Amendment will be effective when signed by the parties to the Purchase Agreement required to amend the Purchase Agreement pursuant to the terms of Section 15.8 of the Purchase Agreement.

4. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware, excluding the application of any conflicts of laws principles which would require the application of the laws of another state.

5. Counterparts. This Amendment may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

6. Continuing Effect. Other than as set forth in this Amendment, all of the terms and conditions of the Purchase Agreement shall continue in full force and effect.

{signature on following pages}

IN WITNESS WHEREOF, the parties have executed this First Amendment to Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement as of the date and year first above written.

The Company: ANALEX CORPORATION

By:	/s/ STERLING E. PHILLIPS, JR.

Name: Title:	Sterling E. Phillips, Jr. Chief Executive Officer

The Purchasers: PEQUOT PRIVATE EQUITY FUND III, L.P.

By:	Pequot Capital Management, Inc., its Investment Manager

/s/ RICHARD JOSLIN

Name: Title:	Richard Joslin Principal

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.

By:	Pequot Capital Management, Inc., its Investment Manager

By:	/s/ RICHARD JOSLIN

Name: Title:	Richard Joslin Principal

EXHIBIT T

Use of Proceeds

The Company shall use the net proceeds from the sale and issuance of Notes and the Shares pursuant to this Agreement to repay in full the aggregate outstanding amount of principal under and interest on the following promissory note issued by the Company to the United States Department of Justice (in the original principal amount of $1,854,693) in connection with the Settlement Agreement.

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